UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012

American Realty Capital Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54690	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

American Realty Capital Trust III, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on June 6, 2012. At the annual meeting, the stockholders voted on (i) the election of Nicholas S. Schorsch, Edward M. Weil, Jr., Edward G. Rendell, Scott J. Bowman and David Gong to the Company’s Board of Directors for one-year terms until the 2013 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified, and (ii) the approval of certain amendments to the Company’s charter.

At the time of the annual meeting, quorum was not established. As a result, the board adjourned the meeting to permit additional time to solicit stockholder votes on both proposals and the meeting reconvened on June 22, 2012 at 3:45 p.m., at the Company’s offices at 405 Park Avenue, New York, New York 10022.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
Nicholas S. Schorsch	22,734,381	130,330	1,006,485
Edward M. Weil, Jr.	22,683,753	176,462	1,010,981
Edward G. Rendell	22,627,633	191,060	1,052,503
David Gong	22,644,991	171,027	1,055,178
Scott J. Bowman	22,671,982	143,142	1,056,072

Proposal No. 2 — Amendments to the Company’s Charter:

Votes For	Votes Against	Abstentions
22,437,429	255,133	1,178,634

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: June 22, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors